CHANGE IN TERMS AGREEMENT



Borrower:              US Global Nanospace, Inc.          Lender: USDR, Inc.
                       2533 N. Carson St., Suite 5107
                       Carson City, NV  89706

Principal:             Amounts up to $350,000.00          Interest Rate: 10.000%

Loan Date:             May 13, 2005

Maturity:              August 13, 2005

Date of Agreement:     December 31, 2005



                      DESCRIPTION OF EXISTING INDEBTEDNESS

A Revolving Promissory Note dated May 13, 2005 in original principal amounts up to $350,000.00.

                         DESCRIPTION OF CHANGE IN TERMS

The maturity date of this Note is being extended to March 31, 2006. All other terms and conditions remain unchanged.

                                 PROMISE TO PAY

US Global Nanospace, Inc., ("Borrower") promises to pay to USDR, Inc. ("Lender"), the principal balance then outstanding, together with interest at the rate of 10.000% per annum on the unpaid principal balance from May 13, 2005, until paid in full.

                                     PAYMENT

Borrower will pay these loans in one principal payment of the balance then outstanding, plus interest on or before March 31, 2006. This payment due on March 31, 2006 will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, than to principal. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

                             SUCCESSORS AND ASSIGNS

This agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.




BORROWER:                                           LENDER:

US Global Nanospace, Inc.,                          USDR, Inc.

By: /s/ Julie Seaman                                By: /s/ John Robinson
    -------------------------------------               ------------------------
    Julie Seaman, Chief Financial Officer               John Robinson, President